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                                                             Exhibit 23.2

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sierra On-Line, Inc. on Form S-3 of our report dated February 13, 1996 on the consolidated financial statements of Sierra On-Line, Inc. and subsidiaries for the year ended March 31, 1995, appearing in the Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Seattle, Washington

March 4, 1996